                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                               GETTY REALTY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                  [GETTY LOGO]

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 21, 2001
--------------------------------------------------------------------------------

To the Stockholders of
  GETTY REALTY CORP.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Getty Realty Corp. will be held at 270 Park Avenue, 11th Floor, New York, New York, on June 21, 2001 at 10:30 a.m., for the following purposes:

     (1) To elect a Board of five directors to hold office for the ensuing year or until the election and qualification of their respective successors.

     (2) To ratify the appointment of PricewaterhouseCoopers L.L.P. as our independent auditors for the fiscal year ending December 31, 2001.

     (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The transfer books will not be closed, but only stockholders of record at the close of business on April 19, 2001 are entitled to notice of and to vote at this meeting or any adjournments thereof.

     You are cordially invited to attend the meeting. Whether or not you expect to attend, please promptly vote, sign, date and return the enclosed proxy instruction card in the enclosed U.S. postage-paid envelope. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. Even though you have returned your proxy card, you may withdraw your proxy at any time prior to its use and vote in person at the meeting should you so desire.

                                        By Order of the Board of Directors,

                                   /s/ Randi Young Filip

                                        RANDI YOUNG FILIP
                                        Vice President, General Counsel and
                                        Corporate Secretary

Jericho, New York
April 27, 2001

--------------------------------------------------------------------------------

PLEASE NOTE--IF YOU DO NOT PLAN TO ATTEND THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

                               GETTY REALTY CORP.
                 125 JERICHO TURNPIKE, JERICHO, NEW YORK 11753

--------------------------------------------------------------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Getty Realty Corp. (hereinafter called the "Company" or "Getty"), to be voted at the Annual Meeting of Stockholders to be held at 270 Park Avenue, 11th Floor, New York, New York, on June 21, 2001 at 10:30 a.m., and at any adjournments thereof, for the purpose of electing a Board of Directors, ratifying the appointment of independent auditors and transacting such other business as may properly come before the meeting.

     On the April 19, 2001 record date for securities entitled to vote at the meeting, 12,548,287 shares of Getty Common Stock and 2,865,768 shares of Getty Preferred Stock (described below) were outstanding. Each outstanding common share is entitled to one vote and each outstanding preferred share is entitled to 1.1312 votes. The common and preferred shares vote together as a single class. In order to constitute a quorum at the meeting, there must be present or voting by proxy, holders of common and preferred shares holding a majority of the outstanding common shares (including common shares issuable upon conversion of the Getty Preferred Stock). In conformity with Maryland law, shares abstaining from voting or not voted on certain matters will not be treated as votes cast with respect to those matters, and, therefore, will not affect the outcome of any such matter.

     This Proxy Statement and form of proxy will be sent to stockholders in an initial mailing on or about April 27, 2001. We must receive stockholder proposals that are intended to be presented at the 2002 annual meeting no earlier than March 23, 2002 and no later than April 22, 2002 in accordance with our by-laws. Stockholder proposals to be considered for inclusion in next year's proxy statement must be received by December 28, 2001.

                                    GENERAL

     The Company was incorporated in Maryland on December 23, 1997 in order to acquire Power Test Investors Limited Partnership ("PTI"), which occurred on January 30, 1998 (the "Merger"). As a result of the Merger, each share of common stock of Getty Realty Corp., a Delaware corporation formerly known as Getty Petroleum Corp. ("Old Getty"), was converted into the right to receive one share of common stock of the Company ("Getty Common Stock") and PTI unitholders received shares of the Company's Series A Participating Convertible Redeemable Preferred Stock ("Getty Preferred Stock"). All of the directors and officers of Old Getty became directors and officers of the Company. All information herein provided for the period prior to January 30, 1998 pertains to Old Getty and directors and officers of Getty Realty Corp. when they were directors and officers of Old Getty.

     In December 2000, we changed our fiscal year from a January 31 to a December 31 year end. Information for our most recent fiscal year is for the eleven month period from February 1 to December 31, 2000.

                             ELECTION OF DIRECTORS

     Five directors are to be elected at the meeting for a term of one year or until their respective successors are elected and qualified. Election of the directors requires the plurality vote of the holders of a majority of the shares present in person or represented by proxy at the meeting.

     You may use the enclosed proxy to cast your votes for the election of the nominees named in the table below. In the event that any of the nominees should become unable or unwilling to serve as a director, we intend to vote your proxy for the election of the person, if any, that is designated by the Board of Directors. The persons nominated for election as directors are as follows:

           NAME--AGE                               OFFICES HELD IN GETTY AND/OR
   SERVED AS DIRECTOR SINCE                 PRINCIPAL OCCUPATIONS FOR PAST FIVE YEARS
-----------------------------------------------------------------------------------------------
Milton Cooper--72                  Chairman of the Board of Kimco Realty Corporation, a real
May 1971                           estate investment trust, for more than five years. Director,
                                   Secretary and Assistant Treasurer of CLS General Partnership
                                   Corp., Director of Blue Ridge Real Estate/Big Boulder
                                   Corporation, a real estate management and land development firm, and a Trustee of MassMutual Corporate Investors and
                                   MassMutual Participation Investors.
Philip E. Coviello--58             Partner of Latham & Watkins, an international law firm, for
June 1996                          more than five years. Latham & Watkins has performed legal services for the Company for many years.
Leo Liebowitz--73                  President and Chief Executive Officer of Getty. Served as
May 1971                           Chairman, Chief Executive Officer and Director of Getty
                                   Petroleum Marketing Inc. ("Marketing") until December 11,
                                   2000. Director, President and Treasurer of CLS General
                                   Partnership Corp.
Howard Safenowitz--42              Senior Vice President, Business Affairs of Buena Vista
December 1998                      Motion Pictures Group and prior thereto Vice President,
                                   Business Affairs of Walt Disney Pictures and Television for
                                   more than five years. Served as Director of Marketing from
                                   December 1998 until December 11, 2000.
Warren G. Wintrub--67              Retired Partner, former member of the Executive Committee
June 1993                          and former Chairman of the Retirement Committee of Coopers &
                                   Lybrand, an international professional services
                                   organization, for more than five years prior to his
                                   retirement in January 1992. Director of Chromcraft
                                   Revington, Inc., Corporate Property Associates 10 Inc.,
                                   Corporate Property Associates 14 Inc. and Carey
                                   Institutional Properties, Inc.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     The following table sets forth the beneficial ownership of Getty Common Stock and Getty Preferred Stock based on beneficial ownership as of February 15, 2001, of (i) each person who is a beneficial owner of more than 5% of the outstanding shares of Getty Common Stock or Getty Preferred Stock, (ii) each director, (iii) the Named Executive Officers (as defined below), and (iv) all directors and executive officers as a group. The number of shares column includes shares as to which voting power and/or investment power may be acquired within 60 days (such as upon exercise of outstanding stock options) because such shares are deemed to be beneficially owned under the rules of the Securities and Exchange Commission.

                                    SHARES OF             APPROXIMATE            SHARES OF             APPROXIMATE
                                   COMMON STOCK       PERCENT OF CLASS(1)     PREFERRED STOCK      PERCENT OF CLASS(1)
                                BENEFICIALLY OWNED       COMMON STOCK        BENEFICIALLY OWNED      PREFERRED STOCK
----------------------------------------------------------------------------------------------------------------------
Milton Cooper                     1,073,357(2)                8.43%              219,711(3)                7.67%
Director
c/o Kimco Realty Corporation
3333 New Hyde Park Road
New York, NY 11042
Philip E. Coviello                   45,984(4)                   *                    --                     --
Director
Leo Liebowitz                     2,338,358(5)               18.37%              555,331(6)               19.38%
Director, President and
Chief
Executive Officer
c/o Getty Realty Corp.
125 Jericho Turnpike
Jericho, NY 11753
Howard Safenowitz                 2,350,851(7)               18.47%              369,726(8)               12.90%
Director
c/o Getty Realty Corp.
125 Jericho Turnpike
Jericho, New York 11753
Warren Wintrub                       62,999(4)                   *                    --                     --
Director
John J. Fitteron                    110,855(4)                   *                   880                      *
Former Senior Vice
President,
Treasurer and Chief
Financial Officer
Directors and Executive           5,998,322                  47.12%            1,145,648                  39.98%
Officers as a group
(9 persons)
Southeastern Asset                1,223,800(9)                9.61%                   --                     --
Management, Inc., et al
6410 Poplar Ave., Suite 900
Memphis, TN 38119

                                    SHARES OF             APPROXIMATE            SHARES OF             APPROXIMATE
                                   COMMON STOCK       PERCENT OF CLASS(1)     PREFERRED STOCK      PERCENT OF CLASS(1)
                                BENEFICIALLY OWNED       COMMON STOCK        BENEFICIALLY OWNED      PREFERRED STOCK
----------------------------------------------------------------------------------------------------------------------
Safenowitz Partners, LP           1,510,801(10)              11.87%              289,156(10)              10.09%
c/o Howard Safenowitz
President of Safenowitz
Family Corp., general
partner
c/o Getty Realty Corp.
125 Jericho Turnpike
Jericho, NY 11753
CLS General Partnership                  --                     --               665,760(11)              23.23%
  Corp.
c/o Leo Liebowitz, President
125 Jericho Turnpike
Jericho, NY 11753

-------------------------

  * Total shares beneficially owned constitute less than one percent of the outstanding shares.

 (1) The percentage is determined by dividing the number of shares shown by the aggregate number of shares outstanding and the shares which may be acquired within 60 days.
 (2) Includes 10,311 shares held in a partnership of which Mr. Cooper is a partner, 2,013 shares held by his wife as to which he disclaims beneficial ownership, 2,421 shares held in a qualified pension plan for the benefit of Mr. Cooper, 169,000 shares held by a charitable foundation and 15,145 shares held in Getty's Retirement (401(k)) and Profit Sharing Plan.
 (3) Includes 4,321 shares held by a retirement fund of which Mr. Cooper is a beneficiary, 17,820 shares held by a charitable foundation of which he is the president and 118,505 shares held by CLS General Partnership Corp. Excludes 56,157 shares held by Mr. Cooper's wife and 14,720 shares held by his children and grandchildren, as to which he disclaims beneficial ownership.
 (4) Includes with respect to Messrs. Coviello, Wintrub and Fitteron, options covering 31,328, 37,615 and 110,065 shares, respectively, that are presently exercisable or will become exercisable within 60 days.
 (5) Includes 230,977 shares held by Mr. Liebowitz' wife as to which he disclaims beneficial ownership, 30,724 shares held by a charitable foundation and 33,817 shares held in Getty's Retirement (401(k)) and Profit Sharing Plan.
 (6) Includes 75,306 shares held by Mr. Liebowitz' wife and 274,892 shares held by CLS General Partnership Corp. Excludes 225,515 shares held by his children, as to which he disclaims beneficial ownership.
 (7) Includes 23,479 shares held as custodian for three minor children, 173,238 shares held by The Marilyn Safenowitz Irrevocable Trust u/a/d 12/13/94 (of which Mr. Safenowitz is a co-trustee and as to which he has no beneficial interest), 515,000 shares held by The Safenowitz Family Partnership, LP and 1,510,801 shares held by Safenowitz Partners, LP (as to which in each case he is the president of the general partner and as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein), and 11,523 shares held by Mr. Safenowitz' wife as to which he disclaims beneficial ownership. Also includes options covering 1,250 shares that are presently exercisable or will become exercisable within 60 days.
 (8) Includes 289,156 shares held by Safenowitz Partners, LP, of which Mr. Safenowitz is the president of the general partner and as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein, 26,136 shares held by The Marilyn Safenowitz Irrevocable Trust u/a/d 12/13/94, of which he is a co-trustee and as to which he has no beneficial interest, and 11,000 shares held by The Marilyn Safenowitz Irrevocable Trust u/a/d 4/13/00, of which he is trustee and as to which he has no beneficial interest.
 (9) On February 19, 2001, we received a Schedule 13G, Amendment No. 3, dated February 1, 2001, that was filed with the SEC in respect of ownership of an aggregate of 1,223,800 shares of Getty Common Stock by a group comprised of Southeastern Asset Management, Inc., Longleaf Partners Realty Fund (a series of Longleaf Partners Funds Trust) and Mr. O. Mason Hawkins. Each of Southeastern Asset Management, Inc. and Longleaf Partners Realty Fund reported shared voting power and shared dispositive power with respect to all of these shares. Mr. O. Mason Hawkins was included in the group by virtue of his position as Chairman of the Board and Chief Executive Officer of Southeastern Asset Management, Inc. We have not attempted to verify independently any of the information contained in the Schedule 13G.

(10) Safenowitz Partners, LP is separate and distinct from The Safenowitz Family Partnership, LP referred to in Note 7 above. These shares are also included in the total number of shares attributable to Howard Safenowitz as set forth in the table above and further described in Notes 7 and 8.
(11) The shareholders of CLS General Partnership Corp. are Leo Liebowitz (41.29%), Milton Cooper (17.80%) and The Estate of Milton Safenowitz (40.91%).

             DIRECTORS' MEETINGS, COMMITTEES AND EXECUTIVE OFFICERS

     During the fiscal year ended December 31, 2000, the Board of Directors held four regular meetings and eight telephonic special meetings. Each director attended all of the meetings of the Board of Directors and of the Committees of the Board on which the director served.

     The Board of Directors has an Audit Committee, a Nominating Committee and a Compensation and Stock Option Committee, the membership and functions of which are described below.

     The Audit Committee, consisting of Messrs. Coviello (Chairman), Cooper and Wintrub, met once last year. Mr. Wintrub had served as Chairman until March 2000, at which time Mr. Coviello became Chairman. The Committee selects the firm of independent public accountants which audits the consolidated financial statements of Getty and its subsidiaries, discusses the scope and the results of the audit with the accountants and discusses Getty's financial accounting and reporting principles. The Committee also examines the summary reports of Getty's internal auditors and discusses the adequacy of Getty's financial controls with the accountants and with management.

     The Nominating Committee, consisting of Messrs. Liebowitz (Chairman), Cooper, Coviello and Safenowitz, met one time last year. The Committee recommends candidates to the Board for election as officers. The Committee recommends nominees for election to the Board and reviews the role, composition and structure of the Board and its committees. The Committee will consider nominees recommended by shareholders upon submission in writing to the Secretary, in accordance with the provisions of our Bylaws, together with the nominee's qualifications for service as a director.

     The Compensation and Stock Option Committee (the "Compensation Committee"), which met one time last year, consists of Messrs. Wintrub (Chairman), Cooper, Liebowitz and Safenowitz. Mr. Cooper had served as Chairman until March 2001, at which time Mr. Wintrub became Chairman. The Compensation Committee administers Getty's bonus plan, Supplemental Retirement Plan and 1998 Stock Option Plan, and reviews the compensation of the directors and officers of Getty.

DIRECTORS' COMPENSATION

     Directors receive annual retainer fees of $12,000, and committee and board meeting fees of $1,000 for each meeting attended, except for telephonic meetings for which the fee is $500. The Chairman of the Audit Committee receives $1,500 for each committee meeting, except that he receives $750 for each telephonic meeting. Directors who are employees of Getty do not receive retainers or board meeting fees. Messrs. Coviello, Safenowitz and Wintrub have received options under Getty's stock option plan.

OTHER EXECUTIVE OFFICERS

     Other than Mr. Liebowitz, our only other executive officer during fiscal 2000 was John J. Fitteron, age 59, Senior Vice President and Chief Financial Officer of Getty since 1986 and Treasurer of Getty since 1994. Mr. Fitteron retired from Getty effective as of January 31, 2001, but has agreed to provide consulting services in the future. Effective January 1, 2001, the Board of Directors named Randi Young Filip as Vice President, General Counsel and Corporate Secretary, Kevin C. Shea as Vice President and Thomas J. Stirnweis as Corporate Controller and Treasurer. Management is not aware of any family relationships between any of its directors or executive officers.

                                  COMPENSATION

EXECUTIVE COMPENSATION

     The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information about the compensation of the Chief Executive Officer and each of the other Executive Officers of Getty (the "Named Executive Officers") for services in all capacities to Getty and its subsidiaries during the periods indicated.

                                                                                                     LONG TERM COMPENSATION
                                                               ANNUAL COMPENSATION           RESTRICTED   SECURITIES
                                                                              OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
      NAME AND PRINCIPAL           FISCAL YEAR         SALARY      BONUS      COMPENSATION     AWARDS      OPTIONS     COMPENSATION
           POSITION                   ENDED              ($)        ($)          ($)(1)         ($)          (#)          ($)(2)
-----------------------------------------------------------------------------------------------------------------------------------
Leo Liebowitz                   December 31, 2000(3)   305,631           --                                               36,338
Director,                        January 31, 2000      322,755           --                                               45,630
President and Chief              January 31, 1999      313,452      100,000                                               59,728
Executive Officer
John J. Fitteron                December 31, 2000(3)   223,523      250,000                                     --       713,397(4)
Senior Vice President,           January 31, 2000      236,022      259,523                                 10,000        42,739
Treasurer and Chief              January 31, 1999      229,129      140,000                                 20,000(5)     50,642
Financial Officer

-------------------------
(1) None of the Named Executive Officers received perquisites or other personal benefits that exceeded the lesser of $50,000 or 10% of the officer's salary and bonus.
(2) All other compensation includes Company contributions to the defined contribution retirement profit sharing plan, matching contributions under Getty's 401(k) savings plan, Getty contributions to the Supplemental Retirement Plan for executives and term life insurance premiums as set forth in the following table.

                                                  DEFINED          COMPANY      SUPPLEMENTAL      TERM
                            FISCAL YEAR        CONTRIBUTION         MATCH        RETIREMENT       LIFE
                               ENDED          RETIREMENT PLAN    401(K) PLAN        PLAN        INSURANCE
---------------------------------------------------------------------------------------------------------
Leo Liebowitz            December 31, 2000        $2,638           $   --         $31,500        $2,200(3)
                          January 31, 2000         2,474               --          40,721         2,435
                          January 31, 1999         2,516               --          54,808         2,404
John J. Fitteron         December 31, 2000         2,638            5,100              --         4,400(3)
                          January 31, 2000         2,474            4,800          30,710         4,755
                          January 31, 1999         2,516            4,800          38,522         4,804

(3) Due to a change in our fiscal year end, the Fiscal Year Ended December 31, 2000 is an eleven month period. The two prior fiscal years are twelve month periods ending January 31.
(4) Includes a lump sum payment in the amount of $701,259 in connection with his retirement under Mr. Fitteron's Change of Control Agreements. See "Other Executive Compensation" below.
(5) Represents fiscal year 1997 stock option grant which was repriced on December 14, 1998.

                          OTHER EXECUTIVE COMPENSATION

     In December 1994, we entered into agreements (collectively, the "Change of Control Agreements") with non-director officers and certain key employees, in which Getty agreed to make payments under certain circumstances upon a "change of control" of Getty, and also agreed that all Getty stock options granted to such officer or key employee would immediately vest. In March 1996, we amended the Change of Control

Agreements to treat a spinoff or similar transaction involving a substantial portion of Getty's marketing or real estate business or assets as a "change of control". Accordingly, a "change of control" for purposes of the Change of Control Agreements occurred on March 21, 1997, when Marketing was spun off to Getty shareholders. On April 8, 1997, we formally confirmed to Mr. Fitteron and to each covered employee our obligations under the Change of Control Agreements including a minimum guaranteed annual compensation (the "Guaranteed Salary"). On March 9, 1998, we further amended the Change of Control Agreements to provide that in the event of the termination of an officer or covered employee by Getty for other than cause, or by either party following the assignment to such officer or covered employee of materially less favorable job responsibilities or duties, for the 24-month period after the date of termination for officers and a shorter period of time for the covered employees, Getty will make payments to each such individual over the applicable period at an annual rate of not less than the Guaranteed Salary, reduced by the amount of compensation, if any, the officer or key employee receives from any other employer during the covered period. In addition, Getty will continue to pay at least the Guaranteed Salary to each covered employee as long as he or she remains a Getty employee.

     In connection with Mr. Fitteron's retirement, Getty agreed, in lieu of what was owed to him under the Change of Control Agreement for his Guaranteed Salary and related benefits for the 24-month period commencing on February 1, 2001, to pay Mr. Fitteron a lump sum payment and bonus as reflected in the Summary Compensation Table above and the sum of $30,500 per year for two years. Mr. Fitteron has also agreed to perform consulting services for Getty at an agreed hourly rate plus reimbursement for reasonable expenses incurred by him.

                                 STOCK OPTIONS

     No stock options were granted to the Named Executive Officers during the fiscal year ended December 31, 2000.

     The following table provides information as to options exercised by each of the Named Executive Officers of Getty during the fiscal year ended December 31, 2000 and the value of options held by such officers at year end measured in terms of the closing price of Getty Common Stock on December 31, 2000. No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                              VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                                                           OPTIONS AT FISCAL YEAR END(#)      AT FISCAL YEAR END($)
                         SHARES ACQUIRED       VALUE               EXERCISABLE/                   EXERCISABLE/
        NAME             ON EXERCISE(#)     REALIZED($)            UNEXERCISABLE                  UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------
Leo Liebowitz                  --               --                            --                             --
                                                                              --                             --
John J. Fitteron               --               --                 97,565/12,500                  10,000/30,000

STOCK OPTION PLAN

     Our 1998 Stock Option Plan, as amended (the "Stock Option Plan"), which has been approved by our stockholders, authorizes the grant to directors, officers and other key employees of Getty and its subsidiaries of long-term incentive share awards in the form of options ("Options") to purchase shares of Getty Common Stock. The Stock Option Plan is administered by a committee of three members of the Board of Directors (the "Compensation Committee"). The maximum number of shares which may be the subject of outstanding Options under the 1998 Stock Option Plan is 1,100,000, subject to adjustments for stock dividends and stock splits. As of December 31, 2000, 404,740 shares of Getty Common Stock were issuable upon the exercise of options then outstanding under the Stock Option Plan (including 108,591 shares issuable upon the exercise of options granted to certain officers, directors and key employees of Marketing who were granted options under the Old Getty stock option plans and who retained such options following the spin-off). No grants may be made under the Stock Option Plan after January 30, 2008. The number of remaining shares available for grant under the Stock Option Plan was 692,943 at April 19, 2001.

     The recipients, terms (including price and exercise period) and type of Option to be granted under the Stock Option Plan is determined by the Compensation Committee; however, the Option price per share under the Stock Option Plan generally must be at least equal to the fair market value of a share of Getty Common Stock (110% of the amount in the case of Incentive Stock Options granted to any individual who owns stock representing more than 10% of the voting power of Getty Common Stock) on the date the Option is granted. Subject to certain limitations, Options granted under the Stock Option Plan may be either Incentive Stock Options (within the meaning of Section 422(b) of the Internal Revenue Code) or Non-Qualified Stock Options. With certain limited exceptions, Options may not be exercised for a period of twelve months following the grant of the Option and are exercisable in installments as are specified in the Stock Option Plan or the terms of each Option. The exercise period of an Option may not extend more than 10 years following its grant.

RETIREMENT PLANS

     Getty has a retirement profit-sharing plan with Deferred 401(k) Savings Plan Provisions (the "Retirement Plan") for employees meeting certain service requirements. Under the terms of the Retirement Plan, the annual discretionary contribution portion of the Retirement Plan is determined by the Board of Directors. For the 401(k) portion of the Retirement Plan, the Board of Directors has elected to contribute to the Retirement Plan for each participating employee an amount equal to 50% of the employee's contribution to the Retirement Plan but in no event more than 3% of the employee's compensation.

     Getty also has a Supplemental Retirement Plan for Executives (the "Supplemental Plan"). Under the Supplemental Plan, which is not qualified for purposes of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), a participating executive may receive in his trust account an amount equal to 10% of his compensation, reduced by the amount of any contributions allocated to the executive under the Retirement Plan. The amounts paid to the trustee under the Supplemental Plan may be used to satisfy claims of general creditors in the event of Getty's or any of its subsidiaries' bankruptcy. The trustee may not cause the Supplemental Plan to be other than "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended. An executive's account vests in the same manner as under the Retirement Plan and is paid upon termination of employment. Under the Supplemental Plan, the Board of Directors may during any fiscal year elect not to make any payment to the account of any or all executives.

     Pursuant to a long-standing arrangement, in the event of the death of Mr. Liebowitz, benefits in an amount equal to twelve months' salary will be paid to his estate. In the event of termination of Mr. Liebowitz' employment due to illness or incapacity for a period of one year or longer, benefits equal to twenty-four months salary will be payable to Mr. Liebowitz.

     Mr. Liebowitz receives an annual pension of $3,500 from a subsidiary's defined benefit retirement plan which was terminated effective October 1, 1985.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Cooper, Liebowitz, Safenowitz and Wintrub. Mr. Liebowitz is President and Chief Executive Officer. Mr. Cooper was a vice president of Getty until June 1992.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

To Our Stockholders:

     This report addresses our compensation policies with respect to the compensation of the Chief Executive Officer and the other executive officers during fiscal 2000. The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") is responsible for setting the policies which govern base salary compensation, bonuses, the Retirement Plan, the Supplemental Retirement Plan, and the Stock Option Plan, and for determining amounts payable under these plans.

     Compensation of Getty's executive officers (with the exception of the Chief Executive Officer) is recommended by the Chief Executive Officer to the Compensation Committee and is discussed, reviewed and approved by the full Board of Directors. The compensation of the Chief Executive Officer is also discussed, reviewed and approved by the full Board of Directors.

EXECUTIVE OFFICER COMPENSATION

     Getty's compensation program for executive officers is designed to provide each officer with a total compensation package competitive with amounts paid for similar positions in similar companies. With its objective being to attract and retain capable people, Getty endeavors to ensure that each officer's compensation is based on his or her ability, effort and achievement. In addition to a base salary program, Getty has a discretionary bonus plan that is administered by the Compensation Committee in light of Getty's focus on managing its portfolio of gasoline service stations, terminals and related properties while minimizing expenses. Mr. Liebowitz did not receive a bonus for fiscal 2000, but received a modest increase in base salary effective January 1, 2001. Mr. Fitteron's bonus was determined in accordance with the requirements of his Change of Control Agreement. See "Other Executive Compensation."

STOCK OPTIONS

     Stock options are granted to encourage and facilitate personal stock ownership by the directors, executives and certain other key employees and thus strengthen their personal commitment to Getty and provide a longer term perspective to their managerial responsibilities. The stock option portion of the compensation program directly links the executive's interests with those of the stockholders. The Compensation Committee's policy is to grant stock option awards based on individual performance and the potential to contribute to the future success of Getty. In December 2000, stock options were awarded to certain key employees and directors. No options were granted to Mr. Liebowitz, who has not, to date, participated in the Stock Option Plan.

     The Compensation Committee believes that the three components described above provide compensation that is competitive with that offered by other corporations, and effectively links executive and stockholder interests through varied plans that are structured to coincide with the long term vision of Getty.

     Section 162(m) of the Code denies the federal income tax deduction by publicly held corporations of compensation in excess of $1 million paid to certain executives and highly compensated officers during a fiscal year. It is our policy to take this rule into account in setting the compensation of its affected executives. In addition to salaries and bonuses, compensation income recognized upon the exercise of stock options may represent compensation subject to the Section 162(m) limitation. Although it is possible that in any given year, some portion of the compensation paid to an executive will not be tax deductible under Section 162(m), the Compensation Committee believes that portions of the affected executive's total compensation that are performance based are excepted from application of Section 162(m). Deductibility will also depend upon the amount of any bonus paid, upon the market price of the shares on the date stock options are exercised, and the number of options exercised by an executive in any fiscal year.

     The report of the Compensation Committee should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Getty specifically incorporates this information by reference, and should not otherwise be deemed filed under such Acts.
                                          Compensation and Stock Option
                                          Committee:

                                          Warren Wintrub (Chairman)
                                          Milton Cooper
                                          Leo Liebowitz
                                          Howard Safenowitz

                              CERTAIN TRANSACTIONS

     On November 2, 2000, Marketing agreed to be acquired by a subsidiary of OAO LUKOIL, a Russian open joint stock company. Since the Marketing spinoff in 1997, Messrs. Liebowitz and Cooper have beneficially owned approximately 17% and 7.6%, respectively, of the outstanding common stock of Marketing and Mr. Safenowitz and members of his family, together with two related limited partnerships, in the aggregate have beneficially owned approximately 17% of Marketing. On December 8, 2000, the LUKOIL subsidiary acquired in a tender offer approximately 72% of Marketing's common stock, including all of the common stock of Marketing owned by Messrs. Liebowitz and Cooper and Mr. Safenowitz, members of his family and the limited partnerships. Shortly thereafter, Messrs. Liebowitz and Safenowitz resigned as directors of Marketing, and Mr. Liebowitz resigned as Marketing's Chairman and Chief Executive Officer. On January 25, 2001, the LUKOIL subsidiary acquired by merger the remaining common stock of Marketing.

     In connection with the LUKOIL acquisition of Marketing, Getty entered into modifications to several of its agreements with Marketing, which became effective on December 9, 2000.

     Getty and Marketing entered into an amended and restated Master Lease Agreement (the "Master Lease") with respect to approximately 1,000 service station and convenience store properties and 9 distribution terminals and bulk plants. The Master Lease has an extended initial term of fifteen years (or periods ranging from one to fifteen years with respect to approximately 335 properties leased by Getty from third parties), and generally provides Marketing with renewal options extending to 2048 (or with respect to such leased properties, such shorter period as the underlying lease may provide). The Master Lease now provides for a 4% rent increase effective December 9, 2000 and annual 2% escalations thereafter. In addition, the amended lease agreement contains new provisions providing for the exercise of renewals only on an "all or nothing" basis. The Master Lease is a "triple-net" lease, so Marketing is responsible for the cost of all taxes, maintenance, repair, insurance and other operating expenses. We anticipate that we will receive, during fiscal year 2001, on an annual basis, net lease payments from Marketing aggregating approximately $57.5 million. Getty has agreed to provide limited environmental indemnification to Marketing with respect to six leased terminals, and limited indemnification relating to compliance of properties with local laws. Getty's aggregate indemnification liability for these items is capped at a maximum of $5.6 million. Under the Master Lease, Getty continues to have additional ongoing environmental remediation obligations for scheduled sites.

     In addition, Getty and Marketing entered into revised trademark license agreements providing for an exclusive license to Marketing of certain Getty trademarks, service marks and trade names (including the name "Getty") used in connection with Marketing's business within Marketing's current marketing territory and a non-exclusive license in the remaining United States subject to a gallonage-based royalty. The term of the agreements is coterminous with the amended Master Lease.

     At the time of the spinoff in 1997, Getty and Marketing entered into a Services Agreement (the "Services Agreement"), under which we receive administrative and technical services from Marketing and provide certain limited services to Marketing. The original Services Agreement expired in February, 1999, and a new Services Agreement was entered into as of March 1, 1999, and may be terminated in whole or in part by either party upon 30 days notice. The net fees paid by Getty to Marketing under the Services Agreement for the eleven month period ending December 31, 2000 were $582,000. Substantially all of the services provided pursuant to the Services Agreement were discontinued on or about April 1, 2001.

     Getty and Marketing also entered into a Tax Sharing Agreement at the time of the spinoff that defines the parties' rights and obligations with respect to filing of returns, payments, deficiencies and refunds of federal, state and other income, franchise or motor fuel taxes relating to our business for tax years prior to and including March 21, 1997 and with respect to certain tax attributes of Getty after that date.

                         REPORT OF THE AUDIT COMMITTEE

To Our Stockholders:

     The SEC and the New York Stock Exchange recently adopted new rules designed to enhance audit committee effectiveness, to improve public disclosure about the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies. This report addresses Getty's compliance with these new rules.

INDEPENDENCE

     The Board of Directors has determined that each of the Audit Committee members are "independent" as such term is defined in the NYSE Rules.

AUDIT COMMITTEE CHARTER

     At the Audit Committee Meeting held on March 23, 2000, the Audit Committee adopted a written Charter, which was approved by Getty's Board of Directors and attached to last year's proxy statement.

FINANCIAL STATEMENTS

     With regard to our audited financial statements, the Audit Committee has:

     (1) reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers L.L.P.;

     (2) discussed with PricewaterhouseCoopers L.L.P., our independent auditors, the matters required by SAS 61, as may be modified or supplemented;

     (3) received the written disclosures and the letter from PricewaterhouseCoopers L.L.P. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with PricewaterhouseCoopers L.L.P. their independence; and

     (4) based upon the review and discussions set forth in paragraphs (1) through (3) above, recommended to Getty's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     The report of the Audit Committee should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Getty specifically incorporates this information by reference, and should not otherwise be deemed filed under such Acts.
                                          Audit Committee:

                                          Philip Coviello (Chairman)
                                          Milton Cooper
                                          Warren Wintrub

                            STOCK PERFORMANCE GRAPH
                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                      GETTY (GTY), S&P 500, AND PEER GROUP
                     (Performance results through 12/31/00)

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Getty Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Peer Group for the period of five years ended December 31, 2000.

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------------
                                          1995       1996       1997       1998       1999       2000
-----------------------------------------------------------------------------------------------------------
 Getty Realty Corp.                      $100.00    $122.47    $215.99    $146.23    $115.43    $161.83
-----------------------------------------------------------------------------------------------------------
 Standard & Poor's 500                   $100.00    $123.25    $164.21    $210.85    $253.61    $227.89
-----------------------------------------------------------------------------------------------------------
 Peer Group                              $100.00    $126.65    $140.34    $140.31    $135.22    $145.02
-----------------------------------------------------------------------------------------------------------

Assumes $100 invested at the close of trading on 12/31/95 in Getty Common Stock, Standard & Poor's 500, and Peer Group.
*Cumulative total return assumes reinvestment of dividends, and in the case of Getty includes a special dividend relating to the Marketing spin-off.

     Getty has chosen as its Peer Group the following companies: Franchise Finance Corp. of America, U.S. Restaurant Properties, Inc., Realty Income Corp. and FFP Partners, LP. We have chosen these companies as our Peer Group because a substantial segment of each of their businesses is as a real estate company that owns and leases commercial properties.

     The Stock Performance Graph should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Getty specifically incorporates this graph by reference, and should not otherwise be deemed filed under such Acts.

     We cannot assure you that Getty stock performance will continue in the future with the same or similar trends depicted in the graph above. We do not make or endorse any predictions as to future stock performance.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Pursuant to the direction of the Board of Directors, on March 22, 2001, the Audit Committee recommended the appointment of the firm of PricewaterhouseCoopers L.L.P., subject to ratification by the stockholders at the Annual Meeting, to audit the accounts of Getty with respect to our operations for the fiscal year ending December 31, 2001 and to perform other services as may be required. Should this firm of auditors be unable to perform these services for any reason, the Board of Directors will appoint other independent auditors to perform these services. A majority of votes cast at the meeting is necessary in order to ratify the appointment of the independent auditors.

     The fees paid to PricewaterhouseCoopers L.L.P., our principal auditors, during fiscal 2000 were as follows:

Audit Fees(1)                                                   $106,500
Financial Information Systems Design and Implementation Fees        None
All Other Fees(2)                                               $  8,500

     -----------------------------------
     (1) Includes the aggregate fees billed for professional services rendered by PricewaterhouseCoopers L.L.P. for the audit of the Company's annual financial statements for fiscal 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2000.
     (2) Includes the aggregate fees billed for all services rendered by PricewaterhouseCoopers L.L.P., other than fees for the services which must be reported under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", during fiscal 2000, including fees for the audit of the Company's Profit Sharing Plan.

     Representatives of the firm of PricewaterhouseCoopers L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

     The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of PricewaterhouseCoopers L.L.P. as Getty's independent public auditors for the fiscal year ending December 31, 2001.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, Getty's executive officers and directors are required to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of Getty equity securities. Copies of these reports are required to be furnished to us. Based on our review of Forms 3 and 4 we received during fiscal 2000 and of Forms 5 we received with respect to fiscal 2000, Getty believes that during fiscal 2000 all of our executive officers and directors complied with the
Section 16(a) requirements.

                                 OTHER MATTERS

     Management does not know of any matters, other than those referred to above, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting, or any adjournment or adjournments thereof, we intend to cast votes pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

     The proxy may be revoked at any time prior to its exercise. Brokerage houses and other custodians will be requested to forward solicitation material to beneficial owners of stock that they hold of record. We will reimburse brokerage houses, banks and custodians for their out-of-pocket expenses in forwarding proxy material to the beneficial owners. The cost of this solicitation, which will be effected by mail, will be borne by us.
April 27, 2001                          By Order of the Board of Directors,

                                   /s/ Randi Young Filip
                                        Randi Young Filip
                                        Vice President, General Counsel and
                                        Corporate Secretary

COMMON VERSION:
--------------

[X] PLEASE MARK VOTES                                  REVOCABLE PROXY
    AS IN THIS EXAMPLE                                GETTY REALTY CORP.
                                                                                                                   WITH-     FOR ALL
                                                                                                         FOR       HOLD      EXCEPT
                                                                                                         [ ]        [ ]        [ ]
              ANNUAL MEETING OF STOCKHOLDERS                     1. ELECTION OF DIRECTORS.
                      JUNE 21, 2001                                 FOR all nominees listed (except as
                                                                    marked to the contrary below)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                                    NOMINEES: M. COOPER, P. COVIELLO, L. LIEBOWITZ,
  The undersigned stockholder of Getty Realty                                 H. SAFENOWITZ, W. WINTRUB
Corp. hereby constitutes and appoints LEO
LIEBOWITZ and THOMAS STIRNWEIS, and each of them, the            INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
true and lawful attorneys, agents and proxies of                 NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE
the undersigned, each with full power of                         SPACE PROVIDED BELOW.
substitution, to vote at the meeting, (or if only
one shall be present and acting at the meeting                   -------------------------------------------------------------------
then that one,) all of the shares of common stock of the                                                 FOR      AGAINST    ABSTAIN
corporation that the undersigned would be                        2. The ratification of the appointment  [ ]        [ ]        [ ]
entitled, if personally present, to vote at the                     of PricewaterhouseCoopers L.L.P.
annual meeting of stockholders of the corporation                   as independent auditors for the
to be held at 270 Park Avenue, 11th Floor, New                      Company for the fiscal year ending
York, New York, on June 21, 2001 and at any                         December 31, 2001.
adjournments thereof.
                                                                 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                    Receipt is acknowledged of notice and proxy statement for
                                                                 the foregoing meeting and of annual report to stockholders for the fiscal year ended December 31, 2000.

                                  -------------------------|        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
  Please be sure to sign and date | Date                   |     MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
    this Proxy in the box below.  |                        |     DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.
-----------------------------------------------------------|
                                                           |
                                                           |
                                                           |
---Stockholder sign above---Co-holder (if any) sign above---


                        *    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.     *


                                                        GETTY REALTY CORP.
                                               125 Jericho Tpke., Jericho, NY 11753

------------------------------------------------------------------------------------------------------------------------------------

   Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

------------------------------------------------------------------------------------------------------------------------------------

PREFERRED VERSION:
-----------------

[X] PLEASE MARK VOTES                                  REVOCABLE PROXY
    AS IN THIS EXAMPLE                                GETTY REALTY CORP.
                                                                                                                   WITH-     FOR ALL
                                                                                                         FOR       HOLD      EXCEPT
                                                                                                         [ ]        [ ]        [ ]
              ANNUAL MEETING OF STOCKHOLDERS                     1. ELECTION OF DIRECTORS.
                      JUNE 21, 2001                                 FOR all nominees listed (except as
                                                                    marked to the contrary below)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                                    NOMINEES: M. COOPER, P. COVIELLO, L. LIEBOWITZ,
  The undersigned stockholder of Getty Realty                                 H. SAFENOWITZ, W. WINTRUB
Corp. hereby constitutes and appoints LEO
LIEBOWITZ and THOMAS STIRNWEIS, and each of them, the            INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
true and lawful attorneys, agents and proxies of                 NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE
the undersigned, each with full power of                         SPACE PROVIDED BELOW.
substitution, to vote at the meeting, (or if only
one shall be present and acting at the meeting                   -------------------------------------------------------------------
then that one,) all of the shares of preferred stock
of the corporation that the undersigned would be                                                         FOR      AGAINST    ABSTAIN
entitled, if personally present, to vote at the                  2. The ratification of the appointment  [ ]        [ ]        [ ]
annual meeting of stockholders of the corporation                   of PricewaterhouseCoopers L.L.P.
to be held at 270 Park Avenue, 11th Floor, New                      as independent auditors for the
York, New York, on June 21, 2001 and at any                         Company for the fiscal year ending
adjournments thereof.                                               December 31, 2001.

                                                                 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                    Receipt is acknowledged of notice and proxy statement for
                                                                 the foregoing meeting and of annual report to stockholders for the fiscal year ended December 31, 2000.

                                  -------------------------|        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
  Please be sure to sign and date | Date                   |     MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
    this Proxy in the box below.  |                        |     DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.
-----------------------------------------------------------|
                                                           |
                                                           |
                                                           |
---Stockholder sign above---Co-holder (if any) sign above---


                        *    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.     *


                                                        GETTY REALTY CORP.
                                               125 Jericho Tpke., Jericho, NY 11753

------------------------------------------------------------------------------------------------------------------------------------

   Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

------------------------------------------------------------------------------------------------------------------------------------